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Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related prospectus of Chiron Corporation for the registration of $500,000,000 of 1 5/8% Convertible Debentures due 2033 and 7,305,650 shares of common stock issuable upon conversion of the debentures and to the incorporation by reference therein of our report dated January 27, 2003, with respect to the 2002 Consolidated Financial Statements and schedule of Chiron Corporation, included in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

                        /s/ ERNST & YOUNG LLP

Palo Alto, California
September 19, 2003

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  Exhibit 23.1
CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS